EXHIBIT 23


Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement No. 333-05689, Registration Statement No. 33-56065, Registration Statement No. 333-05687, Registration Statement 33-64231, Registration Statement No. 33-79326 and Registration Statement No. 33-77784.

						     ARTHUR ANDERSEN LLP




Washington, D.C.
August 16, 1996